THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE
 NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY
                             STATE SECURITIES LAWS.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                                  EVERCEL, INC.

                            Expires December 16, 2004


No. W-1                                                     Danbury, Connecticut
                                                               December 16, 1999

         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, EVERCEL, INC., a Delaware corporation (together with its successors and assigns, the "Issuer"), hereby certifies that

                            BURNHAM SECURITIES, INC.

or its registered assigns is entitled to subscribe for and purchase, during the period specified in this Warrant, 18,480 (subject to adjustment as hereinafter provided) of the duly authorized, validly-issued, fully paid and non-assessable shares of Common Stock of the Issuer, at the Warrant Price, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

         1. Term. The right to subscribe for and purchase shares of Warrant Stock represented hereby shall commence on the date of issuance of this Warrant and shall expire at 5:00 P.M., Eastern Time, on December 16, 2004 (such period being the "Term").

         2. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

         (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time during the Term.

         (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which this Warrant is then being exercised, payable at such Holder's election (i) by certified or official bank check or
(ii) by surrender to the Issuer for cancellation of a portion of this Warrant representing that number of unissued shares of Warrant Stock which is equal to the quotient obtained by dividing (A) the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock being purchased upon such exercise by (B) the difference obtained by subtracting the Warrant Price from the Current Market Price per share of Warrant Stock as of the date of such exercise, or (iii) by a combination of the foregoing methods of payment selected by the Holder of this Warrant. In any case where the consideration payable upon such exercise is being paid in whole or in part pursuant to the provisions of clause (ii) or of this Section 2(b), such exercise shall be accompanied by written notice from the Holder of this Warrant specifying the manner of payment thereof, and containing a calculation showing the number of shares of Warrant Stock with respect to which rights are being surrendered thereunder and the net number of shares to be issued after giving effect to such surrender.

         In lieu of the payment methods set forth in clause (i) above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Warrant Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder elects to exercise this Warrant to sell a portion of the Warrant Stock so purchased to pay for the Warrant Price and the Holder (or, of applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Warrant Stock to forward the Warrant Price directly to the Company.

         (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding five Business Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the Holder of the shares of Warrant Stock so purchased as of the date of such exercise, and (ii) unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised (less any amount thereof which shall have been canceled in payment or partial payment of the Warrant Price as hereinabove provided) shall also be issued to the Holder hereof within such time.

         (d) Transferability of Warrant. Subject to the provisions of Section 2(e) hereof, and provided that the Company has consented thereto (which consent shall not be unreasonably withheld) this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Closing Date and shall be identical with this Warrant except as to the number of shares of Warrant Stock issuable pursuant hereto.

         (e)      Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof.

                  (ii) This Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form until such securities have ceased to be restricted securities:

 THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY
                             STATE SECURITIES LAWS.

          (f) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof or of any shares of Warrant Stock issued upon such exercise, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

         3. Stock Fully Paid; Reservation and Listing of Shares; Covenants. (a) The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through the Issuer with respect to issuance. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         (b) If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder, and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant or conversion of the Common Stock if at the time any securities of the same class shall be listed on such securities exchange by the Issuer.

         (c) The Issuer shall not by any action including, without limitation, amending the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against impairment. Without limiting the generality of the foregoing, the Issuer will (i) not amend or modify any provision of the Certificate of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants, (ii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein and restrictions under federal and state securities laws) created by or through Issuer with respect to such issuance upon the exercise of this Warrant and (iii) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Issuer to perform its obligations under this Warrant.

         4. Adjustment of Warrant Price and Warrant Share Number. The number and kind of Securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale. (i) In case the Issuer after the Closing Date shall do any of the following (each a "Triggering Event") (a) consolidate with or merge into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (b) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for securities of any other Person or cash or any other property, (c) transfer all or substantially all of its properties or assets to any other Person or (d) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled (x) upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in Section 4 hereof or (y) to sell this Warrant (or, at such Holder's election, a portion hereof) to the Person continuing after or surviving such Triggering Event, or to the Issuer (if Issuer is the continuing or surviving Person) at a sales price equal to the amount of cash, property and/or securities to which a holder of the number of shares of Common Stock which would otherwise have been delivered upon the exercise of this Warrant would have been entitled upon the effective date or closing of any such Triggering Event (the "Event Consideration"), less the amount or portion of such Event Consideration having a fair value equal to the aggregate Warrant Price applicable to this Warrant or the portion hereof so sold.

         (ii) Notwithstanding anything contained in this Warrant to the contrary, the Issuer will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (b) the obligation to deliver to such Holder such shares of securities, cash or property as, in accordance with the foregoing provisions of this paragraph
(a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder an opinion of counsel for such Person (which may be in-house counsel), which counsel shall be reasonably satisfactory to such Holder, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this paragraph (a)) shall be applicable to the securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

         (iii) In case any Triggering Event shall be proposed to be effected, the Holder of this Warrant may, and the Issuer agrees that as a condition to the consummation of any such Triggering Event the Issuer shall secure the right of such Holder to, sell this Warrant (or, at such Holder's election, a portion thereof) to the Person continuing after or surviving such Triggering Event, or the Issuer (if the Issuer is the continuing or surviving Person), simultaneously with the effective date or closing of such Triggering Event, as provided in clause (y) of subparagraph (i) of this Section 4(a). The obligation of the Issuer to secure such right of the Holder to sell this Warrant shall be subject to such Holder's cooperation with the Issuer, including, without limitation, the giving of customary representations and warranties to the purchaser in connection with any such sale. In the event that the Holder of this Warrant exercises its rights under subparagraph (i) of this Section 4(a) to sell this Warrant (or a portion thereof) simultaneously with the effective date or closing of any such Triggering Event, the Issuer shall not effect any such Triggering Event unless upon or prior to the consummation thereof such amounts of cash, property and/or securities are delivered to the Holder of this Warrant. Prior notice of any Triggering Event shall be given to the Holder of this Warrant in accordance with Section 11 hereof.

         (b) Subdivision or Combination of Shares. If the Issuer, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Price shall be proportionately reduced (as at the effective date of such subdivision or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Price shall be proportionately increased (as at the effective date of such combination or, if the Issuer shall take a record of Holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

         (c) Certain Dividends and Distributions. If the Issuer, at any time while this Warrant is outstanding, shall:

                  (i) Stock Dividends. Pay a dividend in, or make any other distribution to its stockholders (without consideration therefor) of, shares of Common Stock, the Warrant Price shall be adjusted, as at the date the Issuer shall take a record of the Holders of the Issuer's Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such record date (or if no such record is taken, then immediately prior to such payment or other distribution), by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Issuer paid cash for fractional shares, the number of additional shares which would have been outstanding had the Issuer issued fractional shares in connection with said dividends); or

                  (ii) Liquidating Dividends, etc. Make a distribution of its property to the Holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware or as provided in the foregoing subparagraph (i) of this Section 4(c), the Holder of this Warrant shall, upon exercise (including without limitation payment of the Warrant Price), be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, a sum equal to the amount of such property as would have been payable to such Holder had such Holder been the Holder of record of such Warrant Stock on the record date for such distribution or if no such record is taken, on the date of such distribution; and appropriate provision therefor shall be made a part of any such distribution.

         (d) Outstanding Common Stock. The number of shares of Common Stock at any time outstanding shall (a) not include any shares thereof then directly or indirectly owned or held by or for the account of the Issuer or any of its Subsidiaries, and (b) shall be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding convertible securities or shares of Capital Stock (including without limitation any preferred stock) or other Securities which are or may be at any time convertible into or exchangeable for shares of Common Stock.

         (e) Other Action Affecting Common Stock. In case after the Closing Date the Issuer shall take any action affecting its Capital Stock, other than an action described in any of the foregoing subsections (a) through (d) of this
Section 4, inclusive, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 4, then the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

         (f) Adjustment of Warrant Share Number. Upon each adjustment in the Warrant Price pursuant to any of the foregoing provisions of this Section 4, the Warrant Share Number shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately before giving effect to such adjustment and the denominator of which shall be the Warrant Price immediately after giving effect to such adjustment. If the Issuer shall be in default under any provision contained in Section 3 of this Warrant so that shares issued at the Warrant Price adjusted in accordance with this Section 4 would not be validly issued, the adjustment of the Warrant Share Number provided for in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the lowest price at which such shares may then be validly issued under applicable law. Such exercise shall not constitute a waiver of any claim arising against the Issuer by reason of its default under Section 3 of this Warrant.

         5. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Price pursuant to Section 4, the Issuer at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of a Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Issuer shall, upon the written request at any time of any holder of such Warrant, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Warrant Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

         6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Current Market Price then in effect.

         7. Definitions. For the purposes of this Warrant, the following term have the following meanings:

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Business Day" means any day except a Saturday, a Sunday or a legal holiday in New York City.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Certificate of Incorporation" means the Certificate of Incorporation of the Issuer as in effect on the Closing Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with its terms and pursuant to applicable law.

                  "Closing Date" means December 16, 1999.

                  "Common Stock" means the Common Stock, $.01 par value, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Current Market Price" of a share of Common Stock means the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange (or Nasdaq Stock Market) on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange (or Nasdaq Stock Market), the average of the reported bid and asked prices during such 15 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business selected by the Issuer, or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Issuer.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute at the time in effect.

                  "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "Issuer" means Evercel, Inc., a Delaware corporation, and its successors.

                  "Majority Holders" means at any time the Holders of Warrants (other than the Issuer or any Subsidiary thereof) exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Voting Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "Warrants" means the Warrants issued and sold on the date hereof, including, without limitation, this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c) or 2(d) hereof or of any of such other Warrants.

                  "Warrant Price" means the price per share of Common Stock equal to 120% of the Conversion Price of the Issuer's Series A
         Cumulative  Convertible  Preferred  Stock  or  the  Issuer's  Series  B
         Cumulative Convertible Preferred Stock, as the case may be, issued in connection with the issuance of this Warrant, as may be adjusted from time to time pursuant to Section 4 hereof. The Conversion Price is defined in the Certificate of the Designations, Powers, Preferences and Rights of the Series A Cumulative Convertible Preferred Stock, of the Series A-1 Cumulative Convertible Preferred Stock and of the Series B Cumulative Convertible Preferred Stock.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means the Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

         8. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 8 without the consent of the Holder of this Warrant.

         9. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         10. Notices. All notices and other communications provided for hereunder shall be in writing and delivered by hand or sent by first class mail or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail), and if to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or telecopy number appearing on the books of the Issuer maintained for such purposes, and if to the Issuer, addressed to:

                  Evercel, Inc.
                  2 Lee Mac Avenue
                  Danbury, CT 06810
                  Attention: President
                  Telephone No.: (877) 383-7325

         with a copy to:

                  Robinson & Cole LLP
                  Financial Centre
                  695 East Main Street
                  Stamford, CT 06904
                  Attention: Richard A. Krantz, Esq.
                  Telephone No.: (203) 462-7500

or to such other address or addresses or telecopy number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or sent by telecopy, or three business days after being so mailed.

         11. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         12. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder(s) of Warrant Stock.

         13. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         14. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         15. Redemption. The outstanding Warrants may be redeemed, at the option of the Issuer, in whole or in part and from time to time after the first anniversary of the date hereof, at the principal office of the Issuer at the price of $.01 per Warrant ("Redemption Price"), provided that (a) at least 30 days notice is given in accordance with this Section 15, and (b) the closing price of the Common Stock on the principal national securities exchange (or Nasdaq Stock Market) on which the shares of Common Stock are listed or admitted to trading has been at least two hundred percent (200%) of the then effective Warrant Price on each of the twenty (20) consecutive trading days prior to the date on which notice of redemption is given. In the event the Issuer shall elect to redeem all or any part of the outstanding Warrants, the Issuer shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Issuer or the Issuer's agent at its direction not less than 30 days from the date fixed for redemption to the registered holders of the outstanding Warrants to be redeemed at their last address as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. The outstanding Warrants may be exercised in accordance with Section 2 of this Warrant at any time after notice of redemption shall have been given by the Issuer and prior to the date fixed for redemption. On and after the redemption date, the record holder of the outstanding Warrants shall have no further rights except to receive, upon surrender of the outstanding Warrants, the Redemption Price.




                                            EVERCEL, INC.


                                            By:
                                               --------------------------
                                                   Its: President

                                  EXERCISE FORM

EVERCEL, INC.

The undersigned _______________________, pursuant to the provisions of the within Warrant, hereby elects to purchase ________ shares of Common Stock of EVERCEL, INC. covered by the within Warrant.

Dated:                              Signature

                                            Address


                  ASSIGNMENT

FOR VALUE RECEIVED, ___________________hereby sells, assigns and transfers unto ___________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ___________________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                              Signature

                                            Address


                  PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto ___________________ the right to purchase shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:                              Signature

                                            Address


FOR USE BY THE ISSUER ONLY:

This Warrant No. W-____ canceled (or transferred or exchanged) this ____ day of ___________, _____, shares of Common Stock issued therefor in the name of
_____________________,   Warrant  No.   W-____  issued  for   shares  of  Common
Stock  in  the  name  of __________________.